EXHIBIT 5.1

Your ref	CN ENERGY GROUP. INC.	19 December 2025
Our ref	AJM/CEH/1069462/0001/S859636v3

CN Energy Group. Inc. 中北能源集团有限公司 Vistra Corporate Services Centre Wickhams Cay II Road Town, Tortola, VG1110 British Virgin Islands

Dear Sir / Madam

Re: CN ENERGY GROUP. INC. 中北能源集团有限公司 (the "Company")

We are lawyers licensed and qualified to practice law in the British Virgin Islands. We have acted as British Virgin Islands legal counsel to the Company. We have been asked to issue this legal opinion ("Opinion") to you with regard to the laws of the British Virgin Islands in connection with the Company’s registration statement on Form F-3 (the "Registration Statement"), provided to us as filed by the Company with the United States Securities and Exchange Commission (the "SEC") under the United States Securities Act 1933, as amended (the "Securities Act") on or around 19 December 2025 in relation to the securities to be issued and sold by the Company from time to time (the "Securities"). The Securities include: (i) ordinary shares of the Company of no par value (the "Ordinary Shares"), (ii) convertible preferred shares of the Company of no par value (the "Preferred Shares"), (iii) the debentures, notes, bonds, and other evidences of indebtedness (the "Debt Securities") issuable pursuant to the terms of a debt security agreement (the "Debt Security"), (iv) the warrants exercisable for the purchase of Ordinary Shares and/or Preferred Shares (the "Warrants") issuable pursuant to the terms of a warrant agreement (the "Warrant Agreement") and warrant certificates (the "Warrant Certificates"), (v) the subscription rights to purchase the Ordinary Shares and/or Preferred Shares (the "Subscription Rights") issuable pursuant to the terms of an underwriting agreement (the "Underwriting Agreement"), and (vi) the units which may be comprised of one or more of the other securities described above (the "Units") issuable pursuant to the terms of a unit agreement (the "Unit Agreement") and unit certificates (the "Unit Certificates").

Capitalised terms used in this Opinion shall have the meanings ascribed to them in this Opinion and/or the Schedules.

1.	SCOPE OF OPINION

This Opinion is given only on the laws of the British Virgin Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the British Virgin Islands (collectively, "Foreign Laws"). We express no opinion as to matters of fact or, unless expressly stated otherwise, the veracity of any representations or warranties given in or in connection the document set out in Schedule 1.

Carey Olsen Singapore LLP (Registration No. T15LL1127K) is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A)

1

2.	DOCUMENTS REVIEWED AND ENQUIRIES MADE

In giving this Opinion we have undertaken the Searches and reviewed the documents set out in Schedule 1.

3.	ASSUMPTIONS AND QUALIFICATIONS

This Opinion is given on the basis that the assumptions set out in Schedule 2 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Schedule 3.

4.	OPINIONS

Having regard to such legal considerations as we deem relevant, we are of the opinion that:

4.1	Due incorporation, existence and status

The Company has been duly incorporated as a BVI business company, limited by shares, under the BVI Business Companies Act 2004 (as amended) (the "Act"), is validly existing and was, at the date of the Certificate of Good Standing, in good standing with the Registrar of Corporate Affairs in the British Virgin Islands (the "Registrar").

4.2	Power and authority

The Company has all requisite power and authority under the Memorandum and Articles to carry on its business as a "holding company".

4.3	Legal Validity

(a)

Upon the Ordinary Shares (including any Ordinary Shares duly issued upon the exchange or conversion of convertible Preferred Shares pursuant to the respective terms thereof, or upon the exercise of Warrants pursuant to the terms thereof) and the Preferred Shares having been duly authorised by the board of directors of the Company, the consideration therefor as contemplated in the Registration Statement having been duly paid, and when issued in accordance with the Memorandum and Articles of the Company and in the manner described in the Registration Statement, the Ordinary Shares and/or Preferred Shares will be validly issued, fully paid and non-assessable to the persons set out in the register of members of the Company as the holders thereof. The issuance of such Ordinary Shares and/or Preferred Shares is not subject to any pre-emptive, written right of first offer or written right of first refusal, or similar rights under the Act or the Memorandum and Articles.

(b)

Upon the terms of the Debt Securities and the Debt Security having been duly authorised by the board of directors of the Company and, when the Debt Security having been validly executed, countersigned and delivered by the Company and the parties thereto in accordance with the Debt Security, the Registration Statement and any prospectus supplement relating thereto, and the consideration therefor having been duly paid, the Debt Securities will be duly authorised and constitute legal and binding obligations of the Company.

2

(c)

Upon the terms of the Warrants, the Warrant Agreement and the Warrant Certificates having been duly authorised by the board of directors of the Company and, when the Warrant Agreement and the Warrant Certificates having been validly executed, countersigned and delivered by the Company and the parties thereto in accordance with the Warrant Agreement, the Registration Statement and any prospectus supplement relating thereto, and the consideration therefor having been duly paid, the Warrants will be duly authorised and constitute legal and binding obligations of the Company.

(d)

Upon the terms of the Subscription Rights and the Underwriting Agreement having been duly authorised by the board of directors of the Company and, when the Underwriting Agreement having been validly executed, countersigned and delivered by the Company and the parties thereto in accordance with the Underwriting Agreement, the Registration Statement and any prospectus supplement relating thereto, and the consideration therefor having been duly paid, the Subscription Rights will be duly authorised and constitute legal and binding obligations of the Company.

(e)

Upon the terms of the Units, the Unit Agreement and the Unit Certificates having been duly authorised by the board of directors of the Company and, when the Unit Agreement and the Unit Certificates having been validly executed, countersigned and delivered by the Company and the parties thereto in accordance with the Unit Agreement, the Registration Statement and any prospectus supplement relating thereto, and the consideration therefor having been duly paid, the Units will be duly authorised and constitute legal and binding obligations of the Company.

4.4	Legal proceedings

Based solely on the High Court Search, there are no actions or petitions pending against the Company in the High Court of the British Virgin Islands.

4.5	Winding-up

Based solely on the Searches, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver over the Company, or any of its assets, appears on the records maintained in respect of the Company.

5.	RELIANCE

Except as specifically referred to in this Opinion we have not examined, and give no opinion on, any contracts, instruments or other documents (whether or not referred to in, or contemplated by, the document set out Schedule 1). We do not give any opinion on the commercial merits of any transaction contemplated or entered into under or pursuant to the documents set out in Schedule 1.

3

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the current law and practice in the British Virgin Islands. By relying on the opinions set out in this Opinion the addressee(s) hereby irrevocably agree(s) that the courts of the British Virgin Islands are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Opinion.

We assume no responsibility to advise any person entitled to rely on this Opinion, or to undertake any investigations, as to any change in British Virgin Islands law (or its application) or factual matters arising after the date of this Opinion, which might affect the opinions set out herein.

This Opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance and sale of the Securities and not in respect of or in connection with any other matter.

We are furnishing this Opinion as exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Yours faithfully

Carey Olsen Singapore LLP

4

SCHEDULE 1

DOCUMENT REVIEWED AND ENQUIRIES MADE

For the purpose of this Opinion, we have reviewed originals, copies, drafts or conformed copies of the following document:

A.	DOCUMENTS

1.	A copy of the Registration Statement (which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

2.	The certificate of incorporation of the Company obtained by us pursuant to the Company Search (defined below).

3.	The third amended and restated memorandum and articles of association of the Company, adopted on 29 July 2022 (the "Memorandum and Articles").

4.	A certificate of incumbency relating to the Company issued by Vistra (BVI) Limited, dated 17 December 2025.

5.	A certificate of good standing relating to the Company issued by the Registrar, dated 17 December 2025 (the "Certificate of Good Standing").

6.	The Register of Directors provided to us on 19 December 2025.

7.

A copy of the unanimous written resolutions of the directors of the Company dated 19 December 2025 approving and authorising the registration of Ordinary Shares, Preferred Shares, Debt Securities, Warrants and Units, for an aggregate offering price not to exceed US$100,000,000 to be effected by the filing of the Registration Statement (the "Resolutions").

B.	SEARCHES AND ENQUIRIES

1.

The information revealed by our search of the Company's public records on file and available for public inspection from the Registrar at the time of our search on 18 December 2025 (the "Company Search"), including all relevant forms and charges (if any) created by the Company and filed with the Registrar pursuant to section 163 of the Act.

2.

The public information revealed by our search of the Company on the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System by the Registry of the High Court of the Virgin Islands, conducted on 18 December 2025 (the "High Court Search" and together with the Company Search, the "Searches").

C.	SCOPE

The documents listed in this Schedule are the only documents and/or records we have examined and the only searches and enquiries we have carried out for the purposes of this Opinion.

5

SCHEDULE 2

ASSUMPTIONS

1.	The conformity to the original documents of all copy documents supplied to us (whether in hard or soft copy format).

2.

The authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies and of all factual representations expressed in or implied by the documents we have examined.

3.	The genuineness of all signatures, stamps, initials, seals, dates and markings on documents submitted to us. The signatures, initials and seals on all documents supplied to us are genuine.

4.	There is no document or other information or matter that has not been provided or disclosed to us, which could affect the accuracy of this Opinion.

5.	No foreign legislation qualifies or affects this Opinion.

6.

The minute book and corporate records of the Company, including its register of directors and register of members maintained at its registered office in the British Virgin Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the members and directors (or any committee thereof) (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written consent as the case may be.

7.

The Resolutions have been validly passed and approved and that they (and the resolutions, matters and transactions approved or otherwise contemplated therein) have not been subsequently revoked, altered or otherwise affected and remain in full force and effect as of the date hereof.

8.

Words and phrases used in any documents that we have reviewed that are not governed by British Virgin Islands law have the same meanings and effect as they would have if those documents were governed by British Virgin Islands law.

9.	The power and authority of the Company and the Directors have not been restricted in any way other than as set out in the Memorandum and Articles

10.

The applicable definitive share, debt security warrant, unit purchase agreement or similar agreements or instruments in respect of the issuance and sale of the Securities (the "Purchase Documents") will be duly executed and delivered by or on behalf of all parties thereto, and the full power (including both capacity and authority), legal right and good standing of each of the parties to the Purchase Documents to execute, date, unconditionally deliver and perform their obligations under the Purchase Documents.

11.

The applicable Purchase Documents relating to any Securities to be offered and sold will constitute legal, valid and binding obligations, enforceable in accordance with their terms of each of the parties, and the sale and purchase of the Securities will be in accordance with any applicable Purchase Documents and any applicable exchange rules or requirements of Nasdaq Capital Market.

6

12.

The validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the United States Securities and Exchange Commission; and, when published, will be in substantially the same form as that examined by us for purposes of this Opinion.

13.	The Registration Statement will be duly executed and delivered by the Company in the form of the drafts provided to us for review.

14.	Save as has been specifically disclosed to us by our Searches:

(a)	the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction; and

(b)	no steps have been taken to wind up, liquidate, strike-off or otherwise dissolve the Company and no receiver or other similar person has been appointed in respect of the Company's affairs.

7

SCHEDULE 3

QUALIFICATIONS

1.

To maintain the Company in good standing under the laws of the British Virgin Islands, the Company must inter alias pay annual filing fees to the Registrar, comply with its economic substance requirements and obligations under the Virgin Islands Economic Substance (Companies and Limited Partnerships) Act, 2018 and file a copy of its register of directors with the Registrar.

2.

The register of members of a British Virgin Island company provides prima facie evidence of the legal ownership of registered shares in a company. No purported creation or transfer of legal title to Ordinary Shares is effective until the register of members is updated accordingly. However, the register of members may be subject to rectification (for example, in the case of fraud or manifest error).

3.	The obligations of the Company may be subject to restrictions pursuant to United Nations or other applicable international sanctions as implemented under the laws of the British Virgin Islands.

4.

We offer no opinion as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in any document to statutes, rules (including the exchange rules of Nasdaq Capital Market), regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands.

5.

The term "non-assessable" means that the holders of fully paid shares in the Company have no liability to the Company, as shareholder, except for any liability expressly provided for in the Memorandum or Articles of Association and any liability to repay a distribution under the Act.

8